Exhibit 21

Subsidiaries of Registrant

Domestic Subsidiaries	State of Incorporation

Carlisle Brake & Friction, Inc.	Ohio
Carlisle Coatings & Waterproofing Incorporated	Delaware
Carlisle Construction Materials Incorporated	Delaware
Carlisle Corporation	Delaware
Carlisle CV Holdings, LLC	Delaware
Carlisle Flight Services, Inc.	Delaware
Carlisle Engineered Products, Inc.	Delaware
Carlisle Energy Services, Inc.	Delaware
Carlisle FoodService Products Incorporated	Delaware
Carlisle Industrial Brake & Friction, Inc.	Delaware
Carlisle Insurance Company	Vermont
Carlisle Intangible Company	Delaware
Carlisle Interconnect Technologies, Inc.	Delaware
Carlisle International LLC	Delaware
Carlisle Roofing Systems, Inc.	Delaware
Carlisle Transportation Products, Inc.	Delaware
Carlisle TPO, Inc.	Delaware
Carlyle Holdings Inc.	Washington
Carlyle, Inc.	Washington
CFS Property, Inc.	Delaware
Electronic Cable Specialists, Inc.	Wisconsin
Friction Product Co.	Ohio
Hawk Motors, Inc.	Delaware
Hunter Panels, LLC	Maine
Kenro Incorporated	Delaware
Logan Metal Stampings, Inc.	Ohio
Shenzhen, LLC	Delaware
Tensolite LLC	Delaware
Tri-Star Electronics International, Inc.	Delaware
Tri-Star Technologies	California
Wellman India Holdings LLC	Ohio
Wellman Products, LLC	Ohio

Foreign Subsidiaries	Jurisdiction

Carlisle Asia Pacific Limited	Hong Kong
Carlisle Brake Products (Hangzhou) Co., Ltd.	China
Carlisle Brake Products (UK) Limited	United Kingdom
Carlisle Canada, a general partnership	Canada
Carlisle Den Bosch BV	Netherlands
Carlisle Europe BV	Netherlands
Carlisle Europe BV (Off Highway)	Netherlands
Carlisle Tire & Wheel Europe BV f/k/a Carlisle Europe BV (On Highway)	Netherlands
Carlisle Finance Services BV	Netherlands
Carlisle FoodService Products Europe BV	Netherlands
Carlisle Hardcast Europe BV	Netherlands
Carlisle Holding Limited	United Kingdom
Carlisle Holdings BV	Netherlands
Carlisle Holdings GmbH	Germany
Carlisle Interconnect Technologies (Dongguan) Co., Ltd	China
Carlisle International BV	Netherlands
Carlisle (Meizhou) Rubber Products Co., Ltd	China
Carlisle Plastic Products (Changzhou) Co., Ltd.	China
Carlisle Process Systems A/S	Denmark
Carlisle Productos Mexico S. De R.I. De C.V.	Mexico
Carlisle (Shanghai) Management Co. Ltd.	China
Carlisle Shanghai Trading Co., Ltd	China
Carlisle SynTec Europe BV f/k/a Carlisle Holdings BV	Netherlands
Carlisle Tire & Rubber (Free Zone ) Limited	Trinidad
Carlisle Trading & Manufacturing India Private Ltd.	India
CSL International CV	Netherlands
CSL Manufacturing CV	Netherlands
Hawk Composites (Suzhou) Company Limited	China
Hawk International Trading (Shanghai) Company, Ltd.	China
Hawk Mauritius, Ltd.	Mauritius
Hawk Motors de Mexico S.deR.L. de C.V.	Mexico
Japan Power Brakes	Japan
PDT (Phoenix) GmbH	Germany
Phoenix Sealing Systems Ltd	United Kingdom
Pulidora, SA de C.V.	Mexico
Scherping Systems of Denmark ApS	Denmark
S.K. Wellman S.p.A	Italy
S.K. Wellman SRL	Italy
Tarvos Investments GmbH	Germany
The S.K. Wellman Company of Canada Limited	Canada
Tri-Star Electronics SA	Switzerland
4201621 Canada, Inc.	Canada
3095784 Nova Scotia Company	Canada